Exhibit 99.1

Press Release

The Cigna Group Announces $3.2 Billion Accelerated Stock Repurchase

Bloomfield, Conn. February 15, 2024 – Global health company The Cigna Group (NYSE: CI) will repurchase $3.2 billion of common stock through accelerated stock repurchase agreements (the “ASR Agreements”) with Deutsche Bank AG and Bank of America, N.A. (the “Counterparties”). The ASR Agreements are part of The Cigna Group’s (the “Company”) existing share repurchase program, which had remaining authority of $10.6 billion as of February 13, 2024.

“This accelerated share repurchase represents a value-enhancing deployment of capital,” said David M. Cordani, Chairman and Chief Executive Officer, The Cigna Group. “This is a testament to the ongoing growth and strength of our businesses, and we remain committed to returning significant value to our shareholders and investing in our future. We are on track to repurchase $5 billion of common stock over the first half of 2024, inclusive of this accelerated share repurchase, and continue to expect the majority of discretionary cash flow to be used for share repurchase this year.”

Under the terms of the ASR Agreements, on February 15, 2024, the Company will receive an aggregate initial delivery of approximately 7.6 million shares in exchange for a prepayment of $3.2 billion. The specific number of shares that the Company ultimately will repurchase pursuant to the ASR Agreements will be based generally on the daily volume-weighted average share price of The Cigna Group common stock over the term of the ASR Agreements, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. Final settlement under the ASR Agreements is expected to occur in the second quarter of 2024. The ASR Agreements contain provisions customary for agreements of this type, including provisions for adjustments to the transaction terms upon certain specified events, the circumstances generally under which final settlement of the ASR Agreements may be accelerated or extended or the ASR Agreements may be terminated early by the Company or the Counterparties, and various acknowledgements and representations made by the parties to each other. At final settlement, under certain circumstances, the Company may be entitled to receive additional shares of The Cigna Group common stock from the Counterparties or the Company may be required to make a cash payment or, if the Company elects, deliver shares of The Cigna Group common stock to the Counterparties. All of the shares of The Cigna Group common stock delivered to the Company under the ASR Agreements will be held in treasury or retired.

About The Cigna Group

The Cigna Group (NYSE: CI) is a global health company committed to creating a better future built on the vitality of every individual and every community. We relentlessly challenge ourselves to partner and innovate solutions for better health. The Cigna Group includes products and services marketed under Evernorth Health Services, Cigna Healthcare, or its subsidiaries. The Cigna Group maintains sales capabilities in more than 30 countries and jurisdictions, and has approximately 165 million customer relationships around the world. Learn more at www.thecignagroup.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on The Cigna Group's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning the number of shares that ultimately will be repurchased under the ASR Agreements and other statements regarding our future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as "believe," "expect," "project," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. The discussions in our Annual Report on Form 10-K for the year ended December 31, 2022, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections therein, as such discussions may be updated from time to time in our periodic filings with the Securities and Exchange Commission, include both expanded discussion of these factors and additional risk factors and uncertainties that could affect the matters discussed in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. The Cigna Group undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS CONTACT:
Ralph Giacobbe
(860) 787-7968

ralph.giacobbe@TheCignaGroup.com

MEDIA CONTACT:
Justine Sessions
(860) 810-6523
justine.sessions@evernorth.com

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